As filed with the Securities and Exchange Commission on March 2, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 2, 2005 (February 28, 2005)

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

15375 Memorial Drive, Houston, Texas	77079-4101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 925-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2005, the Compensation Committee of the Board of Directors approved the form of the Notice of Grant of Restricted Stock Units, the form of the Notice of Grant of Performance Units, and the form of the Notice of Grant of Stock Options. On March 1, 2005, the Company’s independent directors approved an increase in the Chief Executive Officer’s base salary (effective April 1, 2005) and his targeted annual salary percentage under the 2005 Annual Incentive Bonus Plan.

The attached Exhibit 10.1 is the Form of the Notice of Grant of Restricted Stock Units, the attached Exhibit 10.2 is the Form of the Notice of Grant of Performance Units, the attached Exhibit 10.3 is the Form of the Notice of Grant of Stock Options, and the attached Exhibit 10.4 contains a description of the Company’s Chief Executive Officer’s new base salary, percentage of increase, and 2005 bonus target percentage.

Item 9.01. Financial Statements and Exhibits

The exhibits to this report are as follows:

Exhibit No.	Description

10.1	Form of the Notice of Grant of Performance-Awarded Restricted Stock Units

10.2	Form of the Notice of Grant of Performance Units

10.3	Form of the Notice of Grant of Stock Options

10.4	Base Salary and Annual Incentive Plan Target for the Company’s Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE CORPORATION

Date: March 2, 2005	By	/s/ Alexander A. Krezel
Alexander A. Krezel Vice President, Secretary and Associate General Counsel

Index to Exhibits

Exhibit Number	Description

10.1	Form of the Notice of Grant of Performance-Awarded Restricted Stock Units

10.2	Form of the Notice of Grant of Performance Units

10.3	Form of the Notice of Grant of Stock Options

10.4	Base Salary and Annual Incentive Plan Target for the Company’s Chief Executive Officer